UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2006

Advanced BioEnergy, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-125335	20-2281511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota		55305
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(763) 226-2701

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2006, ABE Fairmont, LLC, our wholly owned subsidiary, entered into a Master Loan Agreement with Farm Credit Services of Amercia, FCLA, as well a Construction and Term Loan Supplement to that Master Loan Agreement, a Construction and Revolving Term Loan Supplement to that Master Loan Agreement, an Amendment to the Contruction and Term Loan Supplement to the Master Loan Agreement, an Amendment to the Contruction and Revolving Term Loan Supplement to the Master Loan Agreement and an Administrative Agency Agreement relating to that Master Loan Agreement. A decription of the senior credit facility created by these documents is described in Item 2.03 of this current report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective February 17, 2006, we entered into a loan agreement with Farm Credit Services of America, FLCA, known as Farm Credit, establishing a senior credit facility with Farm Credit for the construction of a 100 million gallons per year ethanol plant. The construction financing is in the amount of $79.5 million consisting of a $58.5 million term loan, known as term loan A, and a $21.0 million revolving term loan, known as term loan B. Farm Credit also extended to us a $5.0 million revolving credit facility for financing eligible grain inventory and equity in Chicago Board of Trade futures positions, which will not be effective until we begin operations. Farm Credit has appointed CoBank, ACB, to serve as its agent with regard to these loans.

We recently assigned all our rights and obligations under the loan agreements described in the preceding paragraph to our wholly owned subsidiary, ABE Fairmont, LLC. On November 27, 2006, Farm Credit and ABE Fairmont executed amendments to those agreements effective as of November 20, 2006, to extend the period during which ABE Fairmont may draw down funds, to shorten the period for their repayment and to extend the period during which a prepayment fee would be owed.

Effective November 20, 2006, ABE Fairmont and Farm Credit also entered into additional loan agreements, which were executed November 27, 2006, the effect of which is to provide an additional $6.5 million term loan, known as term loan C, and an additional $4.0 million revolving term loan, known as term loan D for construction of ABE Fairmont’s ethanol plant currently under construction in Fairmont, Nebraska, known as the Nebraska plant.

We paid an origination fee of $397,500 to Farm Credit for term loan A. A commitment fee at a rate of 0.625% per annum is payable on a monthly basis on the unused portion of term loan B. For the grain inventory and futures revolving credit facility, we paid an origination fee of $12,500. A commitment fee of 0.25% per annum is payable on a monthly basis on the unused portion of the grain inventory and futures revolving credit facility. ABE Fairmont paid an origination fee of $72,500 to Farm Credit for term loan C. A commitment fee at a rate of 0.625% per annum is payable on a monthly basis on the unused portion of term loan D.

ABE Fairmont may select a rate of interest for each term loan at CoBank’s announced base rate plus 0.5%, a fixed rate to be quoted by CoBank or at LIBOR plus 3.4% per annum. ABE Fairmont may select a rate of interest for the grain inventory and futures revolving credit facility at CoBank’s announced base rate, a fixed rate to be quoted by CoBank or at LIBOR plus 3.1% per annum.

Farm Credit is only obligated to lend the funds for construction if certain conditions are satisfied. These conditions include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts and a process/yield guarantee from the design engineer and contractor acceptable to Farm Credit, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of at least $47.7 million of equity (less any tax increment financing proceeds and the proceeds ABE Fairmont receives from the sale of subordinate exempt facilities revenue bonds issued by Fillmore County, Nebraska) and the delivery of attorney opinions.

ABE Fairmont must repay term loan A as follows: 25 equal quarterly installments of $2,250,000 with the first installment due February 20, 2008 and the last installment due February 20, 2014, followed by a final installment in an amount equal to the remaining unpaid principal balance on May 20, 2014. For each fiscal year ending in 2007 through 2010, ABE Fairmont must pay an additional amount equal to the lesser of $6 million or 75% of its free cash flow, not to exceed $12 million in the aggregate for all of these cash flow payments.

On the earlier of December 1, 2014 or six months following complete repayment of term loan A, ABE Fairmont will begin repayment of term loan B in $5.0 million increments due every six months. ABE Fairmont will repay the grain inventory and futures revolving credit facility the earlier of March 1, 2008 or 12 months after the date on which ABE Fairmont borrows funds.

ABE Fairmont must repay term loan C and term loan D in full on June 1, 2009.

We recently assigned all of our right, title and interest in the Nebraska plant to ABE Fairmont. The loans owed to Farm Credit are secured by a first mortgage on all of ABE Fairmont’s real estate and a lien on all of ABE Fairmont’s personal property. ABE Fairmont has agreed to purchase $1,000 worth of stock in Farm Credit Services of America, ACA that will also be pledged as security for the loans. If ABE Fairmont prepays any portion of term loan A or term loan B through a refinancing prior to July 1, 2009, ABE Fairmont will pay a prepayment charge of 3% of the amount prepaid in addition to certain surcharges. If ABE Fairmont prepays any portion of term loan C or term loan D through a refinancing prior to June 1, 2009, ABE Fairmont will pay a prepayment charge of 3% of the amount prepaid in addition to certain surcharges.

While the credit facilities are outstanding, ABE Fairmont will be subject to certain financial loan covenants consisting of minimum working capital, minimum net worth and maximum debt service coverage ratios. After the construction phase, ABE Fairmont will not be allowed to make capital expenditures of more than $600,000 without prior approval. ABE Fairmont is also prohibited from making distributions to Advanced BioEnergy except as follows: (i) for each fiscal year commencing with the fiscal year ending September 30, 2007, ABE Fairmont may make a distribution to Advanced BioEnergy of 50% of ABE Fairmont’s net profit for the applicable fiscal year if Farm Credit has received audited financial statements for the applicable fiscal year and (ii) ABE Fairmont may make distributions to Advanced BioEnergy exceeding 50% of its net income if it has made the required cash flow payment for that fiscal year. ABE Fairmont must also be in compliance with all financial ratio requirements and loan covenants before and after any distributions to Advanced BioEnergy.

Upon the occurrence of an event of default or an event that will lead to a default, Farm Credit may upon notice terminate its commitment to loan funds to ABE Fairmont and declare the entire unpaid principal balance of the loans, plus accrued interest, immediately due and payable. An event of default includes, but is not limited to, ABE Fairmont’s failure to make payments when due, insolvency, any material adverse change in ABE Fairmont’s financial condition or ABE Fairmont’s breach of any of the covenants, representations or warranties its has given in connection with the loans.

The foregoing description of this senior credit facility does not purport to be complete and is qualified in its entirety by reference to the documents included in Item 9.01 of this current report, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Master Loan Agreement between Farm Credit Services of Amercia, FCLA and ABE Fairmont, LLC dated as of November 20, 2006

10.2 Construction and Term Loan Supplement to the Master Loan Agreement dated November 20, 2006 between Farm Credit Services of America, FCLA and ABE Fairmont, LLC entered into as of November 20, 2006

10.3 Construction and Revolving Term Loan Supplement to the Master Loan Agreement dated November 20, 2006 between Farm Credit Services of America, FCLA and ABE Fairmont, LLC entered into as of November 20, 2006, and effective as of June 1, 2007

10.4 Amendment to the Contruction and Term Loan Supplement to the Master Loan Agreement dated November 20, 2006 between Farm Credit Services of America, FCLA and ABE Fairmont, LLC entered into as of November 20, 2006

10.5 Amendment to the Contruction and Revolving Term Loan Supplement to the Master Loan Agreement dated November 20, 2006 between Farm Credit Services of America, FCLA and ABE Fairmont, LLC entered into as of November 20, 2006

10.6 Administrative Agency Agreement among Farm Credit Services of America, FCLA, CoBank, ACB and ABE Fairmont, LLC dated as of November 20, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced BioEnergy, LLC

November 28, 2006	By:	Richard Peterson

Name: Richard Peterson
Title: Vice President of Finance and Accounting and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Master Loan Agreement between Farm Credit Services of Amercia, FCLA and ABE Fairmont, LLC dated as of November 20, 2006
10.2	Construction and Term Loan Supplement to the Master Loan Agreement dated November 20, 2006 between Farm Credit Services of America, FCLA and ABE Fairmont, LLC entered into as of November 20, 2006
10.3	Construction and Revolving Term Loan Supplement to the Master Loan Agreement dated November 20, 2006 between Farm Credit Services of America, FCLA and ABE Fairmont, LLC entered into as of November 20, 2006, and effective as of June 1, 2007
10.4	Amendment to the Contruction and Term Loan Supplement to the Master Loan Agreement dated November 20, 2006 between Farm Credit Services of America, FCLA and ABE Fairmont, LLC entered into as of November 20, 2006
10.5	Amendment to the Contruction and Revolving Term Loan Supplement to the Master Loan Agreement dated November 20, 2006 between Farm Credit Services of America, FCLA and ABE Fairmont, LLC entered into as of November 20, 2006
10.6	Administrative Agency Agreement among Farm Credit Services of America, FCLA, CoBank, ACB and ABE Fairmont, LLC dated as of November 20, 2006